UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2006

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2006, as modified on March 3, 2006, JMAR's Microelectronics Division (JSI Microelectronics, Inc.) was awarded a subcontract from General Dynamics Advanced Information Systems, Inc. (GDAIS) in the amount of $4,223,560. Under the terms of this subcontract, JMAR will upgrade and enhance the semiconductor fabrication process installed at the Defense Microelectronics Activity's Advanced Reconfigurable Manufacturing for Semiconductors (ARMS) foundry in Sacramento, California.

GDAIS, a prime contractor for the Defense Microelectronics Activity (DMEA), has issued JMAR this subcontract as a Department of Defense (DOD) Advanced Technology Support Program (ATSP) element. In 2005, JMAR received from GDAIS $2.3 million in letter subcontracts against this subcontract. Costs have already been incurred and recognized in 2005 and early 2006 against those letter subcontracts. The costs related to the remaining $1.9 million of funding will be incurred primarily through June 30, 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on March 15, 2006 relating to the grant of a $4.2 million subcontract to enhance the semiconductor operations at the DMEA installation in Sacramento, California.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

March 15, 2006	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on March 15, 2006 relating to the grant of a $4.2 million subcontract to enhance the semiconductor operations at the DMEA installation in Sacramento, California.